                                                                    EXHIBIT 23.1

                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 21, 2002 (except for the second paragraph of Note 1, as to which the date is October 23, 2002), in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-100728) and related Prospectus of Epimmune Inc. for the registration of 7,250,000 shares of its common stock.

                                                          /s/ Ernst & Young LLP

San Diego, California
November 5, 2002